Exhibit (h)(2)(k)

March 20, 2026

State Street Bank and Trust Company

1 Lincoln St. 10th Floor

Boston, MA 02110

Attention: Scott Cheshier, Managing Director

RE: Schwab Strategic Trust (the “Trust”)

Ladies and Gentlemen:

Reference is made to the Transfer Agency and Service Agreement between us, dated as of October 8, 2009 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of the following additional Portfolio, as defined in the Agreement:

Schwab International Bond ETF

In accordance with the Additional Portfolios provision of Section 13 of the Agreement, we request that you act as Transfer Agent with respect to the additional Portfolio. A current Appendix A to the Agreement is attached hereto. In connection with such request, the undersigned, on behalf of the Trust and the additional Portfolio, hereby confirms to you, as of the date hereof, the representations and warranties set forth in Section 4 of the Agreement.

[Signature page follows]

Charles Schwab Investment Management, Inc.

By:	/s/ Omar Aguilar
	Name:	Omar Aguilar
	Title:	President

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Cheshier
	Name:	Scott Cheshier
	Title:	Managing Director

APPENDIX A

LIST OF PORTFOLIOS

As of March 20, 2026

SCHWAB STRATEGIC TRUST

Schwab U.S. Broad Market ETF

Schwab U.S. Large-Cap ETF

Schwab U.S. Large-Cap Growth ETF

Schwab U.S. Large-Cap Value ETF

Schwab U.S. Small-Cap ETF

Schwab International Equity ETF

Schwab International Small-Cap Equity ETF

Schwab Emerging Markets Equity ETF

Schwab U.S. TIPS ETF

Schwab Short-Term U.S. Treasury ETF

Schwab Intermediate-Term U.S. Treasury ETF

Schwab U.S. REIT ETF

Schwab U.S. Mid-Cap ETF

Schwab U.S. Aggregate Bond ETF

Schwab U.S. Dividend Equity ETF

Schwab Fundamental U.S. Broad Market ETF

Schwab Fundamental U.S. Large Company ETF

Schwab Fundamental U.S. Small Company ETF

Schwab Fundamental International Equity ETF

Schwab Fundamental International Small Equity ETF

Schwab Fundamental Emerging Markets Equity ETF

Schwab 1000 Index ETF

Schwab 1-5 Year Corporate Bond ETF

Schwab 5-10 Year Corporate Bond ETF

Schwab Long-Term U.S. Treasury ETF

Schwab International Dividend Equity ETF

Schwab Ariel Opportunities ETF

Schwab Crypto Thematic ETF

Schwab Municipal Bond ETF

Schwab High Yield Bond ETF

Schwab Ultra-Short Income ETF

Schwab Mortgage-Backed Securities ETF

Schwab Core Bond ETF

Schwab Government Money Market ETF

Schwab International Bond ETF